For Immediate Release:

Green EnviroTech Holdings, Corp. Forms Strategic Partnership with MEAH Global LLC and Announces Joint Venture Agreement

JAMESTOWN, CA—(Marketwired – December 14, 2016) - Green EnviroTech Holdings, Corp. (OTC PINK : GETH) is pleased to announce that the Company has entered into a Joint Venture with MEAH Global LLC (“MEAH”). MEAH will serve as a strategic partner to the Company by bringing project opportunities and access to project financing.

MEAH Global is a sustainable development company whose goal is to eliminate poverty by helping to create economic engines that power healthy ecosystems. They act as “bridge builders” by putting together opportunities with technologies and funding. MEAH focuses on three pillars – energy, water and food.

Chris Bowers, GETH CEO said: “It was MEAH’s track record of bringing access to project capital that initially caught our attention. We have been working with MEAH for the last few months and they have already helped to source potential project financing, brought a number of project opportunities to the table and identified a few technologies that could be incorporated into future generations of GETH Processing Solutions. They bring a strategic perspective on sustainable development that has broadened our vision and helped to shape our plans for the next 12-18 months. This early success has led to our formalization of the relationship into a Joint Venture.”

Gary De Laurentiis, GETH Chairman added: “MEAH’s global contacts will help us to deploy our technology solutions around the world at a faster rate. They have networks into the sustainable development project funding community that will bring significant value to GETH.”

Sharing in the excitement over this new strategic partnership is MEAH Managing Director, Roderick (Rod) Kagy, who remarked: “We are excited about the possibilities of entering into a Joint Venture with GETH. Aligning our efforts in creating Sustainable Development solutions with GETH’s strategic outlook will have an exponential impact on the marketplace. Our early success in sourcing potential funding for GETH projects means that we expect to start deploying GETH GEN 1 End of Life Tire Processing Solutions in 2017. Chris, Gary and the team share our values around sustainable development and job creation; and together we will be able to make a positive impact on local communities around the world.”

Johannes (Hans) Van Yperen, MEAH Director of Business Development and Charity, remarked: “We are looking forward to building a long-lasting relationship with GETH’s Executive Management team. We have an opportunity not only to clean up the environment but also to help alleviate poverty by creating jobs in the communities where GETH builds Processing Plants. I am very excited to partner with Gary on business development and to take a lead on the community development aspect of our Joint Venture.”

About GreenEnviroTech Holdings

GreenEnviroTech Holdings, Corp. (GETH) is a pioneer in sustainable development. Our mission is to find and implement practical, economical solutions that will clean up the environment. Our technologies will convert waste into valuable products and help to protect the planet.

About MEAH Global, LLC

MEAH Global is Private Development Company that has created “SYNERGIZE”, a fully Sustainable Economic Development System. Our goal is to help create economic engines that power healthy ecosystems that eliminate poverty.

For more information on GETH:

www.greenenvirotech.com

CONTACT INFORMATION

Public Relations and Media Contact:

LCG

Headquarter Office

702.333.4886

www.lcginfo.com

For more information on MEAH:

http://www.meahglobal.com/

Forward Looking Statement

This press release contains forward-looking statements that relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.